EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Richard Haderer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-Q of Wolverine Technologies Corp. for the period ended February 29, 2016 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Wolverine Technologies Corp.

Dated: April 18, 2016

/s/ Richard Haderer
Richard Haderer
Chief Executive Officer, Chief Financial Officer and
Director
(Principal Financial Officer and Principal Accounting
Officer)
Wolverine Technologies Corp.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Wolverine Technologies Corp. and will be retained by Wolverine Technologies Corp. and furnished to the Securities and Exchange Commission or its staff upon request.